                                                                   Exhibit 10.70

                                  SUNTRUST BANK
                                 LOAN AGREEMENT

         THIS AGREEMENT, entered into this 20th day of September, 2002, by and between SunTrust Bank, hereinafter referred to as "Lender", Exactech, Inc., a Florida corporation, hereinafter referred to as "Borrower".

                                   WITNESSETH

         WHEREAS, Borrower and Lender entered into a Loan Agreement and other Loan Documents dated November 1, 1997; and,

         WHEREAS, Borrower and Lender desire to enter into this Loan Agreement to evidence the terms of their agreement for the modification of the terms for the loan.

         NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration paid by each to the other, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. Borrower desires to borrow the additional sum of $4,200,000.00 for the purpose of completing the expansion of the plant and office complex located at 2320 N.W. 66/th/ Court, Gainesville, Alachua County, Florida The loan will be secured by a first mortgage filed and perfected security interests as recorded in O.R. Book 2140, at Pages 1860, 1883, 1893 and 1902; and in O.R. Book 2141, at
Pages 1994, 2017, 2027 and 2036; all references being to the Public Records of Alachua County, Florida, and by UCC-1 Financing Statement filed with the Secretary of State on November 18, 1997, under filing acknowledgment #970000260452, encumbering the plant and office complex being expanded that is located at 2320 N.W. 66/th/ Court, Gainesville, Alachua County, Florida, and a collateral assignment of and perfected security interest in all furniture, fixtures, furnishings, machinery, equipment, moveable trade fixtures, accessories, all building improvement and construction materials, supplies and articles of personal property, all funds on deposit with Secured Party and its affiliates; and all general intangibles; as well as all parts, replacements, additions, substitutions, profits, rents, leases, contract rights, plans, specifications, permits, licenses, products and cash and non-cash proceeds of the foregoing (including insurance and condemnation proceeds payable by reason of condemnation of or loss of damage thereto) in any form and wherever located. The foregoing Collateral is located at or affixed to or pertains to real property known as Exactech located at 2320 N.W. 66th Court, Gainesville, Alachua County, Florida, and is more particularly described in the attached Exhibit AA@, wherein the record owner is Exactech, Inc. Borrower shall execute a future advance promissory note, future advance receipt, mortgage modification and other loan documents for the loan. Interest will accrue at the rate equal to the One Month LIBOR index, to change on the day the One Month LIBOR index may change, plus 150 basis points (1.50%), and be payable interest only monthly on sums drawn for a one (1) year construction period first due on October 20, 2002, and continuing to be due on the 20th day of each month thereafter until September 20, 2003. On October 20, 2003, the loan shall commence monthly amortization payments of principal in sum of $17,500.00, together with accrued but unpaid interest, which shall continue to be due on the 20th day of each month thereafter until September 20, 2012, at which time the loan shall balloon and all unpaid sums of principal and interest shall be due and payable in full.

         The loan amount sum of $4,058,954.50 shall be reserved in a separate LIP account with the sums available to fund the renovations and further improvements in the periodic construction progress payment draws. The LIP account shall be disbursed and the Borrower shall contribute further equity, if needed, in accordance with a Use Of Proceeds Sheet that Lender an Borrower have agreed to prior to closing. In the event that Borrower contributes further equity, the Borrower shall pay in the further equity by paying the first sums due to the contractor.

         The sum of $95,000.00 shall be reserved to pay interest. In the event that an unfunded balance remains in the interest reserve at the end of the one
(1) year construction period, the unfunded balance will be canceled and never advanced.

         2. Borrower shall provide certain documents to Lender relating to the improvements to be constructed, some of which documents may be itemized in the applicable Construction Loan Agreement of even date herewith. The documents to be provided shall include but not be limited to, surveys, building permit, proof of builder's risk insurance, cost breakdown, specs and plans, and signed construction contract with a company acceptable to Lender.

         Prior to any disbursements to fund improvements, the Lender shall have first received:

         a. A letter of acceptable evidence showing availability of water and sewer and all other necessary utility services to the subject property provided by the Borrower.

         b. Borrower shall provide written evidence (and/or copies of) that all required licenses, permits and approvals of governmental authorities for the intended use for the project have unconditionally and validly been issued and obtained.

         c. Written evidence that the project is finally and properly zoned for its contemplated use.

         4. Construction contract(s) with a company or companies approved by the Lender. The Lender shall approve Perry Construction without requiring Borrower to secure and pay for a full performance and payment bond as a condition of approval.

         In addition, Lender shall not be obligated to make disbursements unless and until the following conditions are satisfied:

         a. There shall be no default under this agreement, the Note or Mortgage.

         b. Lender or its designated agent shall have received a completed request for disbursement of the value of the work in place on standard AIA forms. A 10% holdback of the construction funds will be withheld until completion of the project and compliance with Chapter 713 of the Florida Statutes and all loan conditions are met. Lender shall not be required to disburse hereunder sooner than ten (10) days after the receipt of such requests. Such request shall be accompanied by:

             i. Proof as to paid and unpaid construction bills for materialmen and subcontractors which show full payment (except for holdbacks) of such bills then due and payable except those covered under the current draw request.

             ii. The general contractor's partial waiver of lien and lien waivers for all work and materials as required by the title insurance company for the issuance of endorsements, except that are covered by the current requests.

             iii. Any inspection reports or architectural certificates with respect to the stage of completion of the improvements, and such other proof as Lender may reasonably require to establish that development or construction progress has been made in compliance with the plans and specifications.

             iv. If the current status of the general contractor is in default under its contract with owner, then the current status of accounts of subcontractors, materialmen and laborers furnishing labor, materials, or services in the construction of the improvements.

             v. Advice from Lender or inspector that the construction of the improvements by the general contractor theretofore performed is in full compliance with the plans and specifications.

             vi. If requested by Lender, additional advice from the title insurance company that a search of the public records discloses no change in the condition to the title to the property which is unacceptable to Lender.

             vii. If the stage of construction is such that the foundation of the improvements has been substantially completed, and Lender has not heretofore received it, a foundation survey certified to lender and in form and scope satisfactory to Lender.

             viii. In the case of the last disbursement Lender shall also have received:

                    a. Approval by local government authorities having jurisdiction of the construction and improvements that the same have been completed in accordance with all applicable laws, rules ordinances and regulations.

                    b. Advice from Lender or inspector to the effect that the improvements by the general contractor have been completed in accordance with the plans and specifications.

                    c. Two prints of a final survey showing the completed improvements certified to the satisfaction of Lender, and otherwise satisfactory to Lender.

                    d. Final lien waivers and owner's and contractor's affidavits which may be required under Florida construction lien law.

         The Lender shall not be obligated to make disbursements unless and until the following conditions are satisfied by the Borrower. The following documents shall be provided in the order indicated:

              First Draw          -Notice of Commencement - recorded copy
                                  -Building Permit - copy
                                  -Builder's Risk Insurance - original
                                  -Improvement Spot Survey - 2 original prints
                                   under Seal
                                  -Lender's inspection


              Final Draw          -Certificate of Occupancy - copy
                                  -Final Inspection - Original
                                  -Final Survey - 2 original prints under Seal,
                                   certified and acceptable to Lender
                                  -Final Lien Waivers and Releases signed by
                                   General Contractors, all material suppliers and all Subcontractors, Owner's Affidavit and "Clean" Final Contractor's Affidavit.
                                  -Hazard and Liability Insurance with full
                                   replacement cost coverage listing Lender as Mortgagee/Loss Payee.

         Borrower understands that the project costs could exceed the costs which the Borrower has budgeted. Borrower represents and warrants that it has sufficient cash to cover any such cost overruns if they materialize out of its own equity understanding that Lender will not increase its loan amount.

         3. Borrower will provide hazard, builder's risk, flood, liability, business interruption, workmen's compensation and other insurances that the Lender may require in form and issued by companies acceptable to Lender naming Lender an additional insured and/or loss payee.

         4. Borrower will provide a mortgage title insurance policy for the loan amount on an ALTA form, issued by a title company or issuing agent acceptable to Lender, insuring Lender's disbursements and mortgage as a first lien, and showing the title to the property to be vested in the Borrower, free of exceptions, except such that shall be acceptable to Lender and its counsel.

         5. Borrower shall provide current and up to date improvements location and final land surveys showing all site improvements, abutting public road right of ways, easements, setback lines, and encroachments affecting the property acceptable to Lender, its counsel and the title company.

         6. This loan is subject to an appraisal prepared for the Lender by an appraiser approved by the Lender. The appraised value is subject to review by the Lender.

         7. The Borrower hereby agrees to pay the property taxes on the subject property when they become due. Failure to pay the taxes on the loan property by the due date will result in a default of the loan according to the terms of the mortgage to be signed at closing. The Lender reserves the right, at any time during the term of this loan, to require the Borrower to escrow the property taxes monthly with the Lender.

         8. Borrower will provide business (all entities owned or controlled by Borrower) financial statements, within sixty (60) days of quarter end and annual audited financial statements within one hundred twenty (120) days after year end, or sooner upon request from Lender, in a format acceptable to the Lender.

         9. All loan documents are subject to review by Lender's counsel. At all times during the pendency of the loan, Borrower agree to execute or provide such documents as are requested by Lender to properly perfect Lenders lien and/or security interest in the collateral.

         10. Borrower shall pay all closing costs associated with the loan closing. And, the Lender reserves the right to require the services of an independent consulting engineer and/or architect to be engaged by the Lender at the cost and expense of the Borrower to perform construction inspection services for the Lender prior to disbursing any draw proceeds.

         11. Borrower will permit Lender to publicize its involvement in the property, and will permit Lender to place and keep its "financed by" signs upon the property at all times during the construction phase of the Loan.

         12. Borrower shall maintain its primary depository account for its receipts with Lender at all times that the loan remains unpaid.

         13.   Borrower hereby represent and warrant that:

               a. All necessary actions have been taken to authorize the execution and delivery of all loan documents and the transactions contemplated thereby.

               b. There is no litigation or similar proceeding threatened or pending against Borrower which may materially affect their ability to perform their obligations hereunder.

               c. There exists no event or circumstance which, with notice or lapse of time, or both, would constitute grounds for termination of the loan commitment, if any was issued for this loan.

               d. There are no outstanding or unpaid judgments against Borrower, and all federal, state and local taxes, assessments or fees imposed upon Borrower or the property have been paid.

               e. No consent, approval or other authorization is required with respect to this transaction from any person not a party to this transaction under any document by which Borrower is obligated or bound.

               f. All warranties and representations contained in the loan documents are true and correct.

               g. Past and current uses of the subject property comply with all federal, state and local environmental statutes, regulations and ordinances.

               h. The Borrower has not received a citation, notice of violation or formal complaint from any federal, state or local environmental agency for noncompliance.

               i. The Borrower has no knowledge of any threatened environmental agency for noncompliance.

               j. The Borrower has no knowledge of any threatened environmental enforcement actions.

               k. The Borrower will covenant to comply with all present and future environmental laws and take remedial action upon the discovery of contamination.

               l. The Borrower will indemnify and hold harmless the Lender against any and all damages, claims or causes of action arising from the previous, present or ongoing usage of the subject property (including any improvements thereon) relating to the presence of, release or discharge of toxic or hazardous substances, petroleum or petroleum products, chemicals, pollutants, or other contaminants on the subject property.

         14. In order to evaluate the environmental risks associated with this transaction, the Borrower will, upon request by Lender only if Lender has reasonable cause to so require, give permission to the Lender and its agents and contractors to enter the subject property for the purpose of conducting its own environmental assessment or hydrogeologic study of the property including soil borings, installation of piezometers, the collection of soil and surface water samples, geophysical or geotechnical testing, soil vapor surveys and the installation and sampling of groundwater monitoring wells. All such assessments studies, inspections and investigations deemed necessary by the Lender shall be conducted at Borrower's expense.

         15. The occurrence of any of the following events shall be a default under this Loan Agreement, the Mortgage, the Promissory Note and all other loan documents, entitling the Lender to the remedies as set forth therein:

               a. Borrower's admission in writing of their inability to pay its debts as they become due, the filing of a petition of bankruptcy or being adjudicated a bankrupt or insolvent or filing a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, receivership or similar relief under any present or future statute law or regulation.

               b. If any statement or representation made by Borrower in this agreement or in support of the loan application shall prove untrue.

               c. Default by Borrower in the performance of any other covenant, condition or agreement contained in any of the loan documents.

               d. Default by Borrower under any other loan or extension of credit by Lender to Borrower.

         16. All of the terms and conditions of the Commitment Letter for this loan dated September 11, 2002, are by reference incorporated herein and made part hereof.

         Inasmuch as the said Commitment Letter provides for an interest rate swap option, the Borrower and the Lender agree to the following definitions:

               AObligations@ shall mean any indebtedness, liabilities, or obligations, now existing or hereafter arising, due or to become due, absolute or contingent, of the Borrower to the Lender under any Financial Contract permitted hereunder.

               AFinancial Contract@ shall mean (1) an agreement (including terms and conditions incorporated by reference therein) which is a rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap, bond option, interest rate option, foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing); (2) any combination of the foregoing; or (3) a master agreement for any of the foregoing together with all supplements.

         And, inasmuch as the said Commitment Letter provides for an interest rate swap option, the mortgage, commercial security agreement, assignment of rents and all other security instruments are hereby amended so that as amended all security will be pledged and encumbered to secure the prompt and complete payment and performance of not only the specific obligation therein described (whether at the stated maturity, by acceleration, or otherwise) but also all Financial Contracts and Obligations made by and between the Borrower and the Lender.

         17   The said Loan Agreement and all of the other Loan Documents dated
November 1, 1997, remain in full force and effect except as modified.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first written above.

LENDER:       SunTrust Bank


         BY:  /s/ Ronald A. Brame, Jr.
              ------------------------
              Ronald A. Brame, Jr., Vice President


BORROWER(S):  Exactech, Inc., a Florida corporation


         BY:  /s/ Gary J. Miller                (CORPORATE SEAL)
              ------------------
              Gary J. Miller, Its Vice President